UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2020

CYBERFORT SOFTWARE, INC.
(Exact name of Company as specified in its charter)

Nevada	38-3832726
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

388 Market Street, Suite 1300,
San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415) 259 4507

Company’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Cyberfort Software, Inc (the “Company”) amends Item 4.01 of its Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2020, in connection with the Company’s change of independent registered public accounting firm. The Company has corrected the year end dates from December 31, to March 31. Wording has also been added relating to the Company’s regulatory 10-Q filing.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective February 6, 2020, LBB & Associates Ltd, LLP (“LBB”), the independent registered public accounting firm for Cyberfort Software, Inc (the “Company”), was suspended by the SEC. As a result of this suspension, on February 28, LBB resigned as the independent registered public accounting firm for the Company.

The audit reports of LBB on the Company’s financial statements for the years ended March 31, 2019 and March 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended March 31, 2019 and through the subsequent interim period preceding LBB’s resignation, there were no disagreements between the Company and LBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LBB would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

The review of the Form 10-Q has not been completed due to our changing auditors.

During the two most recent fiscal years ended March 31, 2019 and through the subsequent interim period preceding LBB’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided LBB a copy of the disclosures in this Form 8-K and has requested that LBB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of the letter dated March 2, 2020 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	LBB & Associates, Ltd., LLP letter to Securities and Exchange Commission, dated March 2, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERFORT SOFTWARE, INC.

Date: March 5, 2020	By:	/s/ Daniel Cattlin
Daniel Cattlin
President & Chief Executive Officer

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